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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 27, 1997


                        Commission file number: 33-67866



                          A I M  MANAGEMENT GROUP INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                                                 76-0528004
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)


              11 Greenway Plaza, Suite 100, Houston, Texas  77046
          (Address of principal executive offices, including zip code)



                                 (713) 626-1919

              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)
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ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

           Effective May 27, 1997, A I M Management Group Inc. (the "Company") appointed Arthur Andersen LLP to replace KPMG Peat Marwick LLP ("KPMG"), which served as the Company's independent auditors until May 27, 1997. Arthur Andersen LLP also serves as the independent auditors for AMVESCAP PLC ("AMVESCAP"), the Company's parent. The decision to change auditors was recommended by the audit committee of the Board of Directors of AMVESCAP and was approved by the Company's board of directors. The reason for the change in independent auditors was the desire that the Company use the same independent auditors as AMVESCAP.

           KPMG's reports on the Company's financial statements for the years ended December 31, 1995 and 1996 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 1995 and 1996 and the three months ended March 31, 1997, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KMPG, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

The following documents are filed as part of this report:

Exhibits:

       16 Letter from KPMG Peat Marwick LLP regarding change in certifying accountant.





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                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 29, 1997.


                                        A I M MANAGEMENT GROUP INC.



                                        /s/ JOHN J. ARTHUR
                                        ---------------------------------------
                                        John J. Arthur
                                        Vice President and Treasurer
                                        (Chief Accounting Officer)





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                                EHXIBIT INDEX

EXHIBIT
NUMBER
  16 Letter from KPMG Peat Marwick LLP regarding change in certifying accountant.






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